UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2019

GULFSLOPE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1331 Lamar St., Suite 1665

Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 918-4100

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2019, GulfSlope Energy, Inc. (the “Company”) and Delek GOM Investments, LLC (“Delek”), executed a Post-Drilling Agreement Regarding Certain Issues (the “Agreement”). The Agreement provides, among other things, that the Company (i) issue to Delek 38,423,221 shares of common stock of the Company (the “Insurance Proceeds Shares”) as compensation with respect to certain insurance proceeds received in connection with drilling of the Tau well prospect, (ii) that as payoff for the Company’s outstanding obligations of $1,220,548 (“Term Loan Payoff”) to Delek under the Term Loan Agreement entered into between the Company and Delek on March 1, 2019, the Company issue a convertible debenture (the “Convertible Debenture”) to Delek in a principal amount equal to the Term Loan Payoff, as a consequence of which the Term Loan Agreement has been terminated, (iii) that the Security Agreement entered into between the Company and Delek on March 1, 2019, be amended to release all liens and security interests Delek may hold in properties of the Company other than those attributable to the Tau well, and (iv) that the Registration Rights Agreement entered into between the Company and Delek on March 25, 2019, be amended to extend Delek’s rights thereunder to the shares underlying the Convertible Debenture, discussed below.

The Convertible Debenture is convertible at the option of Delek at any time in whole or in part for up to 24,410,960 shares of Common Stock at a conversion price of $0.05 per share.  Interest on the Convertible Debenture is accruable at 12% per annum and the maturity of the Convertible Debenture is October 22, 2020 (which interest rate will increase to 15% per annum upon any Event of Default as defined in the Convertible Debenture).  The Company has a right to prepay the Convertible Debenture prior to maturity for an amount equal to the outstanding principal balance plus accrued and unpaid interest.  Absent any restrictions under the federal securities laws, Delek’s ability to sell shares of common stock of the Company issued upon conversion of the Convertible Debenture will be limited, in any one-month period, to 10% (ten percent) of the total volume of such converted shares.

A copy of the Convertible Debenture is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

To the extent applicable, information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent applicable, information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Insurance Proceeds Shares and the Convertible Debenture were issued to Delek pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Convertible Debenture executed October 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019

GULFSLOPE ENERGY, INC.

/s/ John N. Seitz
Name:	John N. Seitz
Title:	Chief Executive Officer